Exhibit C
                             CSW International, Inc.
                           Consolidated Balance Sheet
                               September 30, 1998
                                   (Unaudited)
                                    ($000's)

ASSETS
Fixed Assets
        Electric distribution plant                                 $ 1,483,835
        General plant                                                   276,160
                                                                    -----------
              Total Electric Plant                                    1,759,995
        Less - Accumulated depreciation                                (665,908)
                                                                    -----------
              Total Fixed Assets                                      1,094,087

Current Assets
        Cash and cash equivalents                                       139,401
        Short-term investments                                           31,997
        Accounts receivable                                             331,782
        Advances to affiliates                                              304
        Inventories                                                      43,221
        Other current assets                                             15,830
                                                                    -----------
              Total Current Assets                                      562,535

Other Assets
        Goodwill                                                      1,444,837
        Prepaid benefit costs                                            61,153
        Equity investments and other                                    172,461
                                                                    -----------
              Total Other Assets                                      1,678,451

              Total Assets                                          $ 3,335,073
                                                                    ===========

CAPITALIZATION AND LIABILITIES
Capitalization
        Common stock                                                $         1
        Paid-in capital                                                 829,000
        Retained earnings                                               123,380
        Minority interests                                                  155
        Foreign currency translation and other                           21,281
                                                                    -----------
                                                                        973,817

        Long-term debt                                                1,176,019

Current Liabilities
        Accounts payable                                                247,958
        Advances from affiliates                                        300,025
        Accrued interest payable                                         43,930
        Loan notes                                                       43,786
        Accrued taxes payable                                           142,616
        Customer prepayments                                             30,432
        Other                                                            13,439
                                                                    -----------
                                                                        822,186
Deferred Credits
        Deferred tax liability                                          267,095
        Other                                                            95,956
                                                                    -----------
              Total Deferred Credits                                    363,051

                                                                    ===========
              Total Capitalization and Liabilities                  $ 3,335,073
                                                                    ===========